Exhibit 32.2

Certification of Chief Financial Officer

Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Kilroy Realty Corporation (the “Company”) hereby certifies, to her knowledge, that:

(i)the accompanying Quarterly Report on Form 10-Q of the Company for the quarter ended June 30, 2021 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii)the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Michelle Ngo
Michelle Ngo
Senior Vice President, Chief Financial Officer and Treasurer

Date:	July 29, 2021

The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350, is not being filed as part of the Report or as a separate disclosure document, and is not being incorporated by reference into any filing of the Company or Kilroy Realty, L.P. under the Securities Act of 1933, as amended, or the Securities Act of 1934, as amended, (whether made before or after the date of the Report) irrespective of any general incorporation language contained in such filing. The signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.